SUBSIDIARIES OF THE REGISTRANT

                                            STATE OR JURISDICTION OF
NAME OF SUBSIDIARY                        INCORPORATION OR ORGANIZATION
--------------------                      -----------------------------
HealthSeek.com Corp.                             Massachusetts